EXHIBIT 10.1

FOURTH SHORT-TERM LOAN AGREEMENT

THIS FOURTH SHORT-TERM LOAN AGREEMENT (this “Agreement”), dated as of September 29, 2023, is made by and between Mustang Funding, LLC, a Delaware limited liability company (“Borrower”), and Mill City Ventures III, Ltd., a Minnesota corporation (“Lender”).

INTRODUCTION

Borrower is seeking a short-term loan to address certain short-term operating capital needs and to refinance the Existing Indebtedness. Lender desires to lend funds to Borrower on the terms and conditions set forth in this Agreement. Borrower and Lender intend that this Agreement supersedes the Existing Agreement in all respects. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Schedule A attached to this Agreement and incorporated into this Agreement by this reference.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the mutual promises set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Short-Term Loan.

(a) Loan. Subject to the terms and conditions of this Agreement, Lender agrees to make the Loan to Borrower on the Closing Date in the aggregate principal amount of $10,000,000, which comprises (i) $8,000,000 of principal that refinances the Existing Indebtedness and (ii) $2,000,000 of principal that is newly extended by Lender to Borrower pursuant to this Agreement (the “New Loan Amount”). The Loan shall be evidenced by, and be repayable in accordance with the terms of, this Agreement and a Promissory Note substantially in the form attached hereto as Exhibit A (the “Note”).

(b) Funding and Use of Proceeds. On the Closing Date, the New Loan Amount, net of the fees referenced in Section 9(a) and payable to Lender through Lender’s withholding of such amounts, shall be funded by Lender into an account of Borrower earlier designated in a writing delivered to Lender. Borrower will use the proceeds of the New Loan Amount solely to pay operational expenses in the ordinary course and fund investments in the ordinary course, together with such other purposes as Lender may in its discretion permit.

(c) Interest. Borrower shall pay interest to Lender on the outstanding balance of the Loan at the Loan Rate. All computations of interest shall be made by Lender on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such interest or fee is payable. In no event, however, will Lender charge interest at a rate exceeding the highest rate of interest permissible under any law that a court of competent jurisdiction shall, in a final and non-appealable determination, deem applicable.

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Interest shall accrue on the principal balance of the Loan and be paid on a monthly basis in arrears, on or before the first Business Day of each calendar month after the Closing Date; and all then-accrued but unpaid interest shall be paid on the Maturity Date. If any interest accrues or remains payable after the Termination Date, then interest shall be paid upon demand made by Lender.

(d) Default Rate. Effective upon the occurrence of an Event of Default and so long as the same shall be continuing, the Loan Rate shall automatically be increased by ten percentage points per annum (10.0%) (such increased rate, the “Default Rate”). In the event that the Loan Rate or the Default Rate exceeds the highest rate of interest permissible under applicable law, then the Loan Rate and/or the Default Rate shall instead be the maximum amount as allowed by applicable law.

(e) Non-Business Days. If any interest or any other payment to Lender under or in connection with this Agreement becomes due and payable on a day other than a Business Day, then such payment date shall be extended to the next succeeding Business Day.

2. Conditions Precedent. Lender shall not be obligated to advance funds for the New Loan Amount or to perform any other action hereunder until, all in form and substance satisfactory to Lender and its counsel: (i) all Loan Documents have been executed and delivered by Borrower on or before the Closing Date; (ii) Lender shall have received a recent UCC, judgment, and tax lien search results with respect to Borrower from Borrower’s jurisdiction of formation, indicating that Borrower has no material Liens outstanding (other than Liens on account of Borrower’s senior lenders and other Permitted Encumbrances); (iii) all of Borrower’s representations and warranties contained herein, and in any other documents relating in an any way to the transactions contemplated hereby, shall be, shall have been, and shall remain true and accurate when made (unless made as of a specific date); and (iv) all obligations, covenants and agreements of Borrower required to be performed at or prior to the Closing Date, if any, shall have been performed, and all consents required for the consummation of the transactions contemplated hereunder shall have been obtained.

3. Representation, Warranties and Covenants. To induce Lender to enter into this Agreement and to make the Loan, Borrower hereby represents and warrants to Lender (each of which representations and warranties shall survive the execution and delivery of this Agreement), and promises to and agrees with Lender until the Termination Date, as follows:

(a) Existence; Compliance with Law. Borrower: (i) is, as of the Closing Date, and will continue to be (A) a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (B) duly qualified to do business and in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (C) in compliance with all Requirements of Law, except to the extent failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (ii) has and will continue to have (A) the requisite power and authority and the legal right to execute, deliver and perform its obligations under the Loan Documents, and to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore or proposed to be conducted, and (B) all licenses, permits, franchises, rights, powers, consents or approvals from or by all Persons or Governmental Authorities having jurisdiction over such Borrower that are necessary or appropriate for the conduct of its business.

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(b) Executive Offices; Business Names. (i) Borrower’s name as it appears in official filings in the state of its organization, (ii) the type of entity of Borrower, (iii) the organizational identification number issued by Borrower’s state of organization (or a statement that no such number has been issued), (iv) Borrower’s state of organization or incorporation, and (v) the location of Borrower’s chief executive office and other corporate offices, if any, are as set forth in Disclosure Schedule 3(b) and, except as set forth in such schedule, such locations have not changed during the prior 12 months.

(c) Power; Authorization; Enforceable Obligations. The execution, delivery and performance by Borrower of the Loan Documents, and the creation of all Liens provided for herein and therein: (i) are and will continue to be within Borrower’s power and authority; (ii) have been and will continue to be duly authorized by all necessary or proper action; (iii) are not and will not be in violation of any Requirements of Law or, except as set forth in Disclosure Schedule 3(c), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Borrower, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Borrower debt or otherwise) or other understanding to which Borrower is a party or by which any property or asset of Borrower is bound or affected or any other Contractual Obligation of Borrower; (iv) do not and will not result in the creation or imposition of any Lien (other than Permitted Encumbrances); and (v) do not and will not require the consent or approval of any Governmental Authority or any other Person. As of the Closing Date, each Loan Document shall have been duly executed and delivered on behalf of Borrower, and each such Loan Document upon such execution and delivery shall be and will continue to be a legal, valid and binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

(d) Financial Statements; Books and Records. All Financial Statements delivered to Lender are true, correct and complete and reflect fairly and accurately the financial condition of Borrower as of the date thereof in all material respects. Borrower shall keep adequate books and records with respect to any Collateral and its business activities in which proper entries, reflecting all financial transactions, and payments and credits received on, and all other dealings with, any Collateral, will be made in accordance with all Requirements of Law and on a basis consistent with the Financial Statements.

(e) No Material Adverse Change. Since December 31, 2022, no events have occurred that alone or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect. Except as set forth in Disclosure Schedule 3(e), Borrower is not in default, and to Borrower’s knowledge no third party is in default, under or with respect to any of its Contractual Obligations, that alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

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(f) Real Estate; Property. The real estate listed in Disclosure Schedule 3(f) constitutes all of the real property owned, leased, or used by Borrower in its business, and Borrower. Borrower holds and will continue to hold good and marketable fee simple title to all of its owned real estate, and good and marketable title to all of its other properties and assets, and valid and insurable leasehold interests in all of its leases (both as lessor and lessee, sublessee or assignee), and none of the properties and assets of Borrower are or will be subject to any Liens other than except Permitted Encumbrances.

(g) Outstanding Indebtedness. All outstanding Indebtedness of Borrower as of the Closing Date, including a statement as to whether such Indebtedness is secured or unsecured and, if secured, what constitutes the collateral security therefor, is disclosed on Disclosure Schedule 3(g). Disclosure Schedule 3(g) also discloses all existing Liens on any assets of Borrower (all of which are “Permitted Encumbrances” as defined in Schedule A).

(h) Regulation and Legal Matters. Borrower is not subject to or regulated under any federal or state statute, rule or regulation that restricts or limits such Person’s ability to incur Indebtedness, pledge its assets, or to perform its obligations under the Loan Documents. The making of the Loan, the application of the proceeds and repayment thereof, and the consummation of the transactions contemplated by the Loan Documents do not and will not violate any Requirements of Law applicable to Borrower or its business or assets. Borrower is not an “investment company” under the Investment Company Act of 1940.

(i) Taxes. All Tax returns, reports and statements required by any Governmental Authority to be filed by Borrower has, as of the Closing Date, been filed and will, until the Termination Date, be filed with the appropriate Governmental Authority. Proper and accurate amounts have been and will be withheld by Borrower from its employees for all periods in compliance with all Requirements of Law and such withholdings have and will be timely paid to the appropriate Governmental Authorities. Borrower is not liable for any Taxes of any other Person pursuant to any agreement.

(j) Litigation. No litigation is pending or, to the knowledge of Borrower, threatened by or against Borrower, any of its Affiliates, or against any of the properties or revenues of any of Borrower or its Affiliates (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, (b) that could otherwise reasonably be expected to have a Material Adverse Effect, or that (c) alleges criminal misconduct on the part of Borrower or it Affiliates in connection with the business of Borrower. With respect to any litigation that Borrower has not disclosed to Lender as of the Closing Date, Borrower shall notify Lender promptly in writing upon learning of the existence, threat or commencement of any litigation against Borrower or any of their Affiliates, or any allegation of criminal misconduct against them.

(k) Conduct of Business. Borrower (a) shall conduct its business substantially as now conducted or as otherwise permitted hereunder, and (b) shall at all times maintain, preserve and protect any Collateral of Lender, and Borrower’s other property, used or useful in the conduct of its business.

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(l) Solvency. Borrower is solvent.

(m) Further Assurances. At any time and from time to time, upon the written request of Lender and at the sole expense of Borrower, Borrower shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Lender may reasonably deem desirable (a) to obtain the full benefits of this Agreement and the other Loan Documents, (b) to protect, preserve and maintain Lender’s rights in any Collateral, or (c) to enable Lender to exercise all or any of the rights and powers herein granted.

(n) No Finder Fees. Borrower is not obligated for any finder’s fee or commission in connection with the Loan contemplated under the Loan Documents.

(o) Full Disclosure. No information contained in any Loan Document, the Financial Statements or any written statement furnished by Borrower under or in connection with any Loan Document, or to induce Lender to execute the Loan Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

4. Representations of Lender. To induce Borrower to enter into this Agreement, Lender hereby represents and warrants to Borrower as follows:

(a) Authorization. Lender has full power and authority to enter into this Agreement. This Agreement and the other Loan Documents to which Lender is a party, when executed and delivered by Lender, will constitute the valid and legally binding obligations of Lender, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b) Status. Lender is making a short-term commercial loan to Borrower. Nevertheless, Lender represents that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933.

(c) Litigation Finance. Lender understands, acknowledges and agrees that litigation finance is a nascent and growing industry the treatment of which is unsettled under applicable laws and regulations, raising certain risks such as the following: (i) the enforceability of litigation finance contracts can be challenged under state laws, which vary by state; and (ii) authorities could unexpectedly view litigation finance contracts as securities or loans. Lender understands, acknowledges and agrees that any of the preceding risks could result in material, adverse impacts on Borrower’s activities, decreasing its ability to repay the Loan.

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5. Further Agreements and Covenants.

(a) Affirmative Covenants. Borrower shall:

(i) furnish to Lender as soon as available and in any event within 120 days after the Closing Date, the consolidated balance sheet of Borrower as of the end of the fiscal year ending December 31, 2022, and related consolidated statement of income for such fiscal year, prepared in accordance with GAAP and reviewed by independent public accountants;

(ii) furnish to Lender a reasonable time after request, the most recently prepared consolidated balance sheet of Borrower and related consolidated statement of income, prepared in accordance with GAAP;

(iii) do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and maintain good standing in its jurisdiction of formation, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect;

(iv) comply with all Requirements of Law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

(v) pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all Taxes imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default; provided that such payment and discharge shall not be required with respect to any such Tax so long as the failure to pay could not reasonably be expected to result in a Material Adverse Effect;

(vi) keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law; and

(vii) advise Lender promptly and in reasonable detail of: (A) any Lien, other than Permitted Encumbrances, attaching to or asserted against any Collateral; or (B) the occurrence of any Event of Default or other event that has had or could reasonably be expected to have a Material Adverse Effect; or (C) any other events or circumstances giving rise to an Event of Default hereunder, or that would constitute an Event of Default with the passage of time.

(b) Negative Covenants. Borrower shall not:

(i) wind up, liquidate or dissolve its affairs, enter into any transaction of merger or consolidation (or agree to do any of the foregoing at any future time) other than with the participation or consent of Lender, or sell, transfer, issue, convey, assign or otherwise dispose (including by license) of any of its material assets or properties;

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(ii) authorize, declare or pay, directly or indirectly, any dividends or other distributions, except permitted tax distributions and guaranteed payments pursuant to IRC Section 707(c), in an aggregate amount exceeding $500,000 per fiscal year;

(iii) enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Borrower, other than (A) any transaction or series of related transactions in the ordinary course of business on terms and conditions at least as favorable to Borrower as would reasonably be obtained by Borrower at that time in a comparable arm’s-length transaction with a person other than an Affiliate of Borrower; and (B) any existing arrangements as between or otherwise involving Mustang Creek Portfolio Management, LLC, as the same may be amended or modified from time to time upon reasonable advice of tax counsel;

(iv) cancel any debt owing to it;

(v) create, incur, assume or permit to exist any Indebtedness, except for: the Obligations; other Indebtedness existing as of the date of this Agreement and listed on Disclosure Schedule 3(g); any Indebtedness that both (A) is principally incurred as a result of refinancing Indebtedness existing as of the date of this Agreement and (B) could not reasonably be expected to result in a Material Adverse Effect; deferred Taxes; or Indebtedness resulting from Borrower entering into a revolving credit facility in an aggregate principal amount not to exceed $10,000,000 (the “Revolver”); or

(vi) create or permit any Lien on any of its properties or assets, except for Permitted Encumbrances or any Lien in connection with the Revolver.

6. Security. Upon the making of the Loan, Borrower will be pledging no collateral or granting any security interest to Lender as security for the Obligations. Nevertheless, upon the request of Lender made at any time after (i) the termination of either the negotiations for the transaction contemplated in that certain letter of intent between the parties and dated as of December 5, 2022, or any definitive written agreement contemplating such transaction, or (ii) any Event of Default, Borrower will execute and deliver in favor of Lender a security agreement, in customary and negotiated form and substance prepared by Lender, granting Lender a security interest in substantially all of the assets of Borrower, subject, however, to (x) the Arena Subordination Agreement (as it may be amended from time to time) and (y) any standard subordination agreement that may be reasonably required by Borrower’s senior lender(s); provided, however, that any such subordination agreement described in (y) must permit all payments to be made on account of the Obligations due and owing under the Loan Documents in the absence of an existing default with respect to the Indebtedness owing to such senior lender(s).

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7. Events of Default and Remedies. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” hereunder which shall be deemed to be continuing until waived in writing by Lender or until cured by Borrower:

(i) Borrower shall fail to make any payment in respect of any Obligations when due and payable, after five days written notice from Lender to Borrower of the same and with no cure having been effected by Borrower within such five-day period;

(ii) Borrower shall fail or neglect to perform, keep or observe any of the covenants, promises, agreements, requirements, conditions or other terms or provisions contained in this Agreement or any of the other Loan Documents, after ten days written notice from Lender to Borrower of the same and with no cure having been effected by Borrower within such ten-day period;

(iii) an event of default shall occur under any Indebtedness of Borrower (other than this Agreement and the other Loan Documents), and such event of default involves the failure to make any required payment, whether of principal, interest or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of such Indebtedness (other than the Obligations) and in an aggregate amount exceeding the Minimum Actionable Amount;

(iv) any representation or warranty in this Agreement or any other Loan Document, or in any written statement pursuant hereto or thereto, or in any report, financial statement (including the Financial Statements) or certificate made or delivered to Lender by Borrower shall be materially untrue or incorrect as of the date when made or deemed made;

(v) there shall be commenced against Borrower any litigation seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that remains unstayed or undismissed for 30 consecutive days; or Borrower shall have concealed, removed or permitted to be concealed or removed, any part of its property with intent to hinder, delay or defraud any of its creditors or made or suffered a transfer of any of its property or the incurring of an obligation that may be fraudulent under any bankruptcy, fraudulent transfer or other similar law; or

(vi) a case or proceeding shall have been commenced involuntarily against Borrower in a court having competent jurisdiction seeking a decree or order: (A) under the United States Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, and seeking either (1) the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Person or of any substantial part of its properties, or (2) the reorganization or winding up or liquidation of the affairs of any such Person, and such case or proceeding shall remain undismissed or unstayed for 60 consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or (B) invalidating or denying any Person’s right, power, or competence to enter into or perform any of its obligations under any Loan Document or invalidating or denying the validity or enforceability of this Agreement or any other Loan Document or any action taken hereunder or thereunder; or

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(vii) Borrower shall (A) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it or seeking appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for it or any substantial part of its properties, (B) make a general assignment for the benefit of creditors, (C) consent to or take any action in furtherance of, or, indicating its consent to, approval of, or acquiescence in, any of the acts set forth in paragraphs (v) or (vi) of this Section or clauses (A) and (B) of this paragraph, or (D) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due; or

(viii) a judgment or judgments for the payment of money in excess of the Minimum Actionable Amount in the aggregate shall be rendered against Borrower, unless the same shall be (i) fully covered by insurance and the issuer(s) of the applicable policies shall have acknowledged full coverage in writing within 15 days of judgment, or (ii) vacated, stayed, bonded, paid or discharged within a period of 15 days from the date of such judgment.

(b) Remedies.

(i) If any Event of Default shall have occurred and be continuing, then Lender may, upon written notice to Borrower, take any one or more of the following actions: (A) declare all or any portion of the Obligations to be forthwith due and payable, whereupon such Obligations shall become and be due and payable; or (B) exercise any rights and remedies provided to Lender under the Loan Documents or at law or equity, including all remedies provided under the Code, if applicable; provided, however, that upon the occurrence of any Event of Default specified in Sections 7(a)(v), 7(a)(vi) or 7(a)(vii), the Obligations shall become immediately due and payable without presentment, protest, declaration, notice or demand by any Lender, all of which are hereby expressly waived by Borrower.

(ii) Without limiting the generality of the foregoing, Borrower expressly agrees that upon the occurrence of any Event of Default, Lender may collect, receive, assemble, process, appropriate and realize upon any Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale, to the extent permitted by law, to purchase for the benefit of Lender the whole or any part of said Collateral so sold. Such sales may be adjourned, or continued from time to time with or without notice. Lender shall have the right to conduct such sales on Borrower’s premises or elsewhere and shall have the right to use any Borrower’s premises without rent or other charge for such sales or other action with respect to any Collateral for such time as Lender deems necessary or advisable.

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(iii) Upon the occurrence and during the continuance of an Event of Default and at Lender’s request, Borrower agrees, to assemble any existing Collateral and make it available to Lender at places that Lender shall reasonably select, whether at its premises or elsewhere. Until Lender is able to effect a sale, lease, or other disposition of such Collateral, Lender shall have the right to complete, assemble, use or operate the Collateral or any part thereof, to the extent Lender deems appropriate, for the purpose of preserving such Collateral or its value or for any other purpose. Lender shall have no obligation to Borrower to maintain or preserve the rights of Borrower as against third parties with respect to any Collateral while such Collateral is in the possession of Lender. Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Lender’s remedies with respect thereto without prior notice or hearing. To the maximum extent permitted by applicable law, Borrower waives all claims, damages, and demands against Lender, its Affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention or sale of any Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of such Person. Borrower agrees that ten days’ prior notice by Lender to Borrower of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Borrower shall remain liable for any deficiency if the proceeds of any sale or disposition of any Collateral are insufficient to pay all amounts to which Lender is entitled.

(iv) Lender’s rights and remedies under this Agreement shall be cumulative and non-exclusive of any other rights and remedies that Lender may have under any Loan Document or at law or in equity. Recourse to any Collateral shall not be required. All provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited, to the extent necessary, so that they do not render this Agreement invalid or unenforceable, in whole or in part.

8. Successors and Assigns. Each Loan Document shall be binding on and shall inure to the benefit of Borrower, Lender, and their respective successors and assigns, except as otherwise provided herein or therein. Borrower may not assign, transfer, hypothecate, delegate or otherwise convey its rights, benefits, obligations or duties under any Loan Document without the prior express written consent of Lender. Any such purported conveyance by Borrower without the prior express written consent of Lender shall be void.

9. General Provisions.

(a) Fees. Borrower agrees to pay Lender’s costs and expenses (including the fees and expenses of counsel) incurred in connection with the preparation, negotiation, execution and delivery of the Loan Documents in the amount of $1,000, such amount to be withheld from the funding of the Loan in the manner contemplated in Section 1(b). In addition, Lender will charge a 2.0% closing fee on the New Loan Amount (i.e., $40,000), with such amount to be withheld from the funding of the Loan in the manner contemplated in Section 1(b).

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(b) Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the closing under this Agreement, and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the parties.

(c) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(d) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Minnesota, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

(e) Counterparts; Delivery. This Agreement may be executed and delivered by electronic signature (including PDF) and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day (provided that if sent by electronic mail, then the sender shall not have received any notice of failure of transmission), (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section.

(g) Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of Loan Documents, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

(h) Amendments. Any term of this Agreement may be amended or terminated only pursuant to a written instrument signed by both parties.

(i) Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

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(j) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under the Loan Documents, upon any breach or default of any other party under Loan Documents, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

(k) Entire Agreement. This Agreement (including the exhibits hereto), the Notes and the other Loan Documents together constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.This Agreement amends and supersedes the Existing Agreement in all respects.

(l) Rules of Construction. The title or captions of Sections and paragraphs of this Agreement shall not affect the interpretation of this Agreement. Furthermore, for purposes of this Agreement and the other Loan Documents, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural; (b) the term “or” is not exclusive; (c) the term “including” (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; and (e) all references to any instruments or agreements, including references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

(m) Dispute Resolution. If the parties cannot reach a resolution for any dispute, claim or controversy arising in connection with or respecting this Agreement or any Loan Documents, including the existence, validity, interpretation, enforcement, breach or termination of any such Loan Documents, then such matter will be finally and exclusively referred to arbitration in accordance with this Section 9(m).

All disputes and claims shall be settled by arbitration in Minneapolis, Minnesota, before a single arbitrator, and such arbitration proceedings shall be conducted pursuant to the Commercial Rules of the American Arbitration Association in effect at the time of arbitration, except that the selection of the arbitrator shall be made by the parties to the dispute. If the parties cannot agree on an arbitrator within 20 days of the date on which such dispute or claim shall have been referred for arbitration, then each party shall name one independent and qualified arbitrator and the arbitrators so selected shall, within ten days thereafter, select a third independent and qualified who shall serve as the arbitrator. To be qualified under this section, an arbitrator must be a retired judge or a licensed attorney with at least 15 years of experience in commercial law.

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The parties shall bear equally the fees and expenses of the arbitrator and arbitration (other than, subject to Section 9(g), the fees and expenses of their own counsel, advisors and experts). Each party will have discovery rights as provided by the Federal Rules of Civil Procedure within the limits imposed by the arbitrator; provided, however, that all such discovery will be commenced and concluded within 30 days of the selection of the arbitrator. The parties intend that any arbitration will be concluded as quickly as reasonably practicable. Once commenced, the hearing on the disputed matters will be held four days a week until concluded, with each hearing date to begin at 9:00 a.m. and to conclude at 5:00 p.m., Minneapolis time.

Any arbitral award rendered by the arbitrator shall be conclusive and binding on the parties and shall not be subject to appeal. The arbitrator will not have authority to award punitive damages. The parties hereby agree that the arbitral award may be entered and enforced against the parties in any court of competent jurisdiction. The arbitral award shall be accompanied by a written opinion of the arbitrator(s) giving the reasons for the award. The arbitrator will use all reasonable efforts to issue the final written report containing the award or awards within a period of five business days after closure of the proceedings; however, failure of the arbitrator to meet the time limits of this section will not be a basis for challenging the award. The decision of the arbitrator shall be confidential unless such award must be enforced in a court of competent jurisdiction. The arbitrator(s) shall have the power and authority to issue declaratory judgments and to issue interim and permanent injunctive orders, as well as to award monetary damages. Nevertheless, and notwithstanding anything to the contrary herein, each party shall be entitled to seek and obtain equitable relief in any court of competent jurisdiction.

* * * * * * *

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Short-Term Loan Agreement to be executed by their duly authorized representatives as of the date first written above.

BORROWER:

MUSTANG FUNDING, LLC

By: /s/ James K. Beltz

Name: James K. Beltz

Title: President

Information for notices:

By mail:

701 Lake Street E.

Suite 250

Wayzata, MN 55391

By email:

jimmy@mustangfunding.com;

kevin@mustangfunding.com; and

peter@mustangfunding.com.

LENDER:

MILL CITY VENTURES III, LTD.

By: /s/ Joseph Geraci

Name: Joseph Geraci

Title: Chief Financial Officer

Information for notices:

By mail:

Attention: Joseph A. Geraci, II

1907 Wayzata Boulevard

Wayzata, MN 55391

By email:

jg@millcityventures.com;

dp@millcityventures.com; and

pdchestovich@gmail.com

SCHEDULE A – DEFINITIONS

Capitalized terms used in this Agreement shall have (unless otherwise provided elsewhere in this Fourth Short-Term Loan Agreement) the following respective meanings:

“Affiliate” means, with respect to any Person: (a) each other Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 10% or more of the voting capital stock having ordinary voting power for the election of directors of such Person; (b) each other Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person; or (c) each of such Person’s officers, directors, joint venturers and partners. For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Fourth Short-Term Loan Agreement, including all appendices, exhibits or schedules attached or otherwise identified thereto, restatements and modifications and supplements thereto, and any appendices, exhibits or schedules to any of the foregoing, each as effect at the time such reference becomes operative.

“Arena Agreement” means that certain Senior Secured Credit and Guaranty Agreement by and among Borrower, Arena, et alii, and dated December 28, 2022.

“Arena Subordination Agreement” means that certain Subordination and Intercreditor Agreement by and among Lender, Orion Pip LLC, and Borrower and dated December 28, 2022, as amended.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Closing Date” means September 28, 2023.

“Code” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Delaware; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Delaware, then the term “Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different articles or divisions of the Code, the definition of such term contained in article or division 9 shall govern.

“Contractual Obligation” means, as to any Person, any provision of (i) any security issued by such Person or (ii) any written agreement, instrument, or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Default Rate” has the meaning assigned to it in Section 1(d).

“Existing Agreement” means that certain Third Short-Term Loan Agreement dated August 31, 2023, between Borrower and Lender.

“Existing Indebtedness” means that certain Indebtedness in a principal amount of $8,000,000 evidenced by the Existing Note and Existing Agreement.

“Existing Note” means that certain Third Short-Term Promissory Note dated August 31, 2023, made by Borrower for the benefit of Lender. The Existing Note will be refinanced and of no further effect upon the execution of this Agreement and the Note.

“Event of Default” has the meaning assigned to it in Section 7.

“Financial Statements” means the consolidated income statement of Borrower as of the period ended September 30, 2022, and the consolidated balance sheet of Borrower as of September 30, 2022, prepared in accordance with GAAP consistently applied and provided to Lender on or about December 9, 2022.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Indebtedness” of any Person means: (a) all indebtedness of such Person for borrowed money or for the deferred or unpaid purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business and not more than 45 days past due); (b) all obligations evidenced by notes, bonds, debentures or similar instruments; (c) all indebtedness created or arising under any conditional sale or other title-retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (d) all capital lease obligations; (e) all guarantees of Indebtedness of other Persons; (f) all Indebtedness referred to in clauses (a), (b), (c), (d) or (e) above that is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (g) all liabilities under Title IV of the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder; and (h) the Obligations.

“Intellectual Property” means any and all licenses, patents, copyrights, trademarks, trade secrets and customer lists.

“IRC” and “IRS” mean respectively, the Internal Revenue Code of 1986 and the Internal Revenue Service, and any successors thereto.

“Lien” means any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, proxy, voting agreement, lien, charge, claim, security interest, security title, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Loan” means the aggregate of all monies loaned by Lender in connection with this Agreement as evidenced by the Note, and any renewals, extensions, revisions, modifications, replacements or substitutions therefor or thereof.

“Loan Documents” means this Agreement, the Note, any security agreement, and all other documents, instruments, certificates, and notices at any time delivered by any Person (other than Lender) in connection with any of the foregoing, and all amendments and restatements thereof.

“Loan Rate” means fifteen percent (15.0%) per annum.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to or have a material adverse effect on (a) the business, assets, operations, financial condition or prospects of Borrower, (b) Borrower’s ability to pay or perform the Obligations in accordance with the terms thereof, (c) any Collateral or Lender’s Liens on the Collateral or the priority of any such Lien, or (d) Lender’s rights and remedies under this Agreement or any other Loan Documents.

“Maturity Date” is the earlier of (i) the nine-month anniversary of the Closing Date, and (ii) 90 days after the termination of either the negotiations for the transaction contemplated in that certain letter of intent between the parties and dated as of December 5, 2022, or any definitive written agreement contemplating such transaction.

“Minimum Actionable Amount” means $500,000.

“New Loan Amount” has the meaning assigned to it in Section 1(a).

“Note” means that certain Fourth Short-Term Promissory Note of Borrower, in favor of Lender, dated as of the Closing Date and substantially in the form attached hereto as Exhibit A.

“Obligations” means all loans, advances, debts, expense reimbursement, fees, liabilities, and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower to Lender, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, whether arising under any of the Loan Documents or under any other agreement between Borrower and Lender, and all covenants and duties regarding such amounts. This term includes all principal, interest due in respect of the Loan (including interest accruing at the then-applicable rate provided in this Agreement after the maturity of the Loan and interest accruing at the then-applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, charges, expenses, attorneys’ fees, and any other sum chargeable to Borrower under any of the Loan Documents.

“Permitted Encumbrances” means the following encumbrances: (a) Liens for Taxes or assessments or other charges or levies, either not yet due or payable; (b) pledges or deposits securing obligations under worker’s compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) contracts (other than contracts for the payment of money) or leases to which Borrower is a party as lessee made in the ordinary course of business in an aggregate amount outstanding at any time not in excess of $100,000; (d) deposits securing public or statutory obligations of Borrower; (e) inchoate and unperfected workers’, mechanics’, or similar liens arising in the ordinary course of business so long as such Liens attach only to Equipment, fixtures or real estate; (f) carriers’, warehousemans’, suppliers’ or other similar possessory liens arising in the ordinary course of business and securing indebtedness not yet due and payable in an outstanding aggregate amount not in excess of $100,000 at any time so long as such Liens attach only to inventory; (g) deposits of money securing, or in lieu of, surety, appeal or customs bonds in proceedings to which Borrower is a party; (h) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real estate; (i) all of those Liens in existence on the Closing Date and disclosed on Disclosure Schedule 3(g); (j) Liens in favor of Lender securing the Obligations; and (k) the security interests filed in favor of Orion Pip, LLC, in its capacity as agent for certain lenders from time to time under the Arena Agreement. In addition Lender consents to Borrower incurring Indebtedness under the Arena Agreement.

“Person” means any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person’s successors and assigns.

“Real Property” has the meaning assigned to it in Section 3(f).

“Requirements of Law” means as to any Person, the articles of incorporation or certificate of incorporation (or articles of organization) and bylaws, shareholder agreement or other organizational or governing documents of such Person (such as an operating agreement), and any law, treaty, rule or regulation, decree, order or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Revolver” has the meaning assigned to it in Section 5(b)(v).

“Taxes” means taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lender.

“Termination Date” means the date on which all Obligations of Borrower under or in connection with this Agreement are indefeasibly paid in full, in cash, and Borrower shall have no further right to borrow any moneys or obtain other credit extensions or financial accommodations under this Agreement.